Exhibit 10.19

AGREEMENT OF TERMINATION

OF

AMENDED AND RESTATED INVENTORY FINANCING AND SECURITY AGREEMENT

AND CREDIT BALANCE AGREEMENT

I. THE PARTIES TO THIS AGREEMENT

This Agreement of Termination of Amended and Restated Inventory Financing and Security Agreement and Credit Balance Agreement (“Termination Agreement”) is effective as of March 12, 2024 (the “Effective Date”), and is made by and among the following parties:

A.
Ally Bank (Ally Capital in Hawaii, Mississippi, Montana and New Jersey) (together with its successors and assigns, “Bank”), a Utah state-chartered bank with a local business office currently located at 5851 Legacy Circle, Suite 200, Plano, Texas 75024;

B.
Ally Financial Inc., a Delaware corporation (together with its successors and assigns, “Ally”) with a local business office currently located at 5851 Legacy Circle, Suite 200, Plano, Texas 75024 (together with Bank, the “Ally Parties” and Bank and Ally each being, an “Ally Party”);

C.
Vroom Automotive, LLC, a Texas limited liability company, formerly known as Left Gate Property Holding, LLC, doing business as Texas Direct Auto and Vroom, with its principal executive office currently located at 12053 Southwest Freeway, Stafford, Texas 77477 (“Dealership”); and

D.
Vroom, Inc., a Delaware corporation, with its principal executive office currently located at 3600 W. Sam Houston Pkwy S, Floor 4, Houston, Texas 77042 (“Vroom”).

II. THE RECITALS

The essential facts relied on by Bank, Ally, Dealership and Vroom as true and complete, and giving rise to this Termination Agreement, are as follows:

A.
The Ally Parties, Dealership and Vroom are parties to an Amended and Restated Inventory Financing and Security Agreement, effective as of November 4, 2022, as amended by the First Amendment to Amended and Restated Inventory Financing and Security Agreement, effective as of August 1, 2023, and the Second Amendment to Amended and Restated Inventory Financing and Security Agreement, effective as of January 19, 2024 (as amended, the “IFSA”). Capitalized terms used and not defined herein have the meaning ascribed to them in the IFSA.

B.
Ally Bank and Dealership are parties to a Fourth Amended and Restated Credit Balance Agreement, effective as of January 19, 2024 (the “CBA” and, together with the IFSA, the “Finance Agreements”).

C.
Dealership is winding down its ecommerce retail business and has ceased acquisition of Vehicles.

D.
Dealership has paid all amounts due and owing to the Ally Parties under the IFSA and the Credit Line has been terminated.

E.
All funds received by Bank under the CBA have been applied or returned to Dealership.

F.
The parties to this Termination Agreement desire to confirm the termination of the Finance Agreements.

Agreement of Termination of IFSA and CBA 1

Exhibit 10.19

III. THE AGREEMENT

Bank, Ally, Dealership and Vroom hereby acknowledge and agree as follows:

A.
Effective as of the date hereof, each of the IFSA and the CBA are terminated with no further liability or obligation thereunder by or on the part of the Ally Parties, Dealership or Vroom.

B.
The Ally Parties acknowledge and agree that, as of the Effective Date, the Security Interest granted to the Ally Parties under the IFSA is terminated and the Ally Parties no longer have a Security Interest or any other lien, claim or incumbrance on the Collateral or any other property, assets or securities of Vroom or Dealership. Within 10 business days of the Effective Date, the Ally Parties will make all filings with the appropriate state offices to terminate all current UCC financing statements filed by the Ally Parties naming Dealership and/or Vroom as debtor.

C.
This Termination Agreement does not include and shall have no effect on the Ally Master Retail-Lease Agreement dated April 3, 2020, as amended to date (the “MLRA”), which is being terminated contemporaneous herewith pursuant to the terms of that certain letter agreement, dated March 12, 2024, between Dealership and the Ally Parties.

D.
This Termination Agreement:

a.
May be modified only by a writing signed by all parties.

b.
May be signed in counterparts, each of which is deemed an original, and all of which taken together constitute one and the same agreement. The signatures of the parties, exchanged via fax or e-mail, shall constitute and be deemed original signatures for all purposes.

c.
Binds and inures to the benefit of the parties and their respective successors and assigns.

d.
Constitutes the entire agreement of the parties with respect to its subject matter.

E.
JURY WAIVER. BANK, ALLY, DEALERSHIP AND VROOM WAIVE AND RENOUNCE THE RIGHT UNDER FEDERAL AND STATE LAW TO A TRIAL BY JURY FOR ANY CLAIM, SUIT OR LITIGATIONS RELATING TO THIS TERMINATION AGREEMENT.

Agreed to as of the Effective Date.

Ally Bank By: /s/ Cindy Balint Name: Cindy Balint Title: Authorized Representative Date: March 12, 2024	Vroom Automotive, LLC By: /s/ Robert R. Krakowiak Name: Robert R. Krakowiak Title: Chief Financial Officer Date: March 12, 2024
Ally Financial Inc. By: /s/ Cindy Balint Name: Cindy Balint Title: Authorized Representative	Vroom, Inc. By: /s/ Robert R. Krakowiak Name: Robert R. Krakowiak Title: Chief Financial Officer

Agreement of Termination of IFSA and CBA 2

Exhibit 10.19

Date: March 12, 2024	Date: March 12, 2024

Agreement of Termination of IFSA and CBA 3